REGISTRATION RIGHTS AGREEMENT


     Registration Rights Agreement (the "Agreement"), dated as of August 23, 1995, by and among Trans World Airlines, Inc., a Delaware corporation (the "Company"), American National Bank and Trust Company of Chicago as Settlement Trustee under the Settlement Trust Agreement dated as of January 5, 1993, as amended (the "Settlement Trust Agreement"), by and among the Company and American National Bank and Trust Company of Chicago (the "Settlement Trustee"), the Pension Benefit Guaranty Corporation ("PBGC"), a United States government corporation established under Section 4002 of the Employee Retirement Income Security Act of 1974, as amended, and Pichin Corp., a Delaware corporation, in its capacity as the "Icahn Sponsor" as defined in the Settlement Agreement (in such capacity the "Icahn Sponsor").

     WHEREAS, the Company, the Settlement Trustee and PBGC are parties to a Note Terms Agreement, dated as of the date hereof (the "Note Terms Agreement") pursuant to which, among other things, the Company issued to the Settlement Trustee an aggregate of 4,166,667 shares of the Common Stock;

     WHEREAS, pursuant to the terms of the Note Terms Agreement the Company agreed to enter into a registration rights agreement pursuant to which the Settlement Trustee and PBGC would be granted certain rights regarding the Registration of the shares of Common Stock issued to the Settlement Trustee;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Registration.

          1.1 Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

               (a) "Commission" shall mean the U.S. Securities and Exchange Commission or any other federal agency or instrumentality at the time administering the Securities Act.

               (b) "Common Stock" shall mean the Company's common stock and any other equity security issued by the Company.

               (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               (d)  "Non-Standard  Termination  has the  meaning  set  forth  in
          Section 2.02 of the Settlement Trust Agreement.

               (e) "Person" shall mean an individual,


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corporation,  partnership,  limited liability company, association,  joint-stock company, trust, business trust, unincorporated organization, government agency or political subdivision, or other entity.

               (f) "Prospectus" shall mean the prospectus relating to the Registrable Securities included in any Registration Statement at the time it becomes effective and, in the event of any amendment or supplement to such prospectus after the effective date of such Registration Statement, shall also mean (from and after the effectiveness of such amendment or the filing with the Commission of such supplement) such prospectus as so amended or supplemented.

               (g)  "Qualifying  Holder" shall mean (1) the Settlement  Trustee,
          (ii) in the event of a Non-Standard Termination, PBGC, (iii) any successor of any of the foregoing, and (iv) any purchaser or transferee which acquires from the Settlement Trustee or PBGC (or any such successor) at least one million shares Def Registrable Securities (as adjusted to reflect any exchange, stock split or stock dividends, recapitalization, merger, consolidation or other reorganization or similar transaction or occurrence) and in connection with such acquisition receives from the Settlement Trustee or PBGC or any such successor an assignment Def the right to demand at least one Registration of its Registrable Securities pursuant to Section 1.2 hereof, and executes a counterpart of this Agreement and agrees to be bound by the terms and provisions hereof as a Qualifying Holder (such purchaser or transferee being hereinafter referred to as a "Permitted Transferee"). Except as provided in part (iv) of the preceding sentence, no transferee of Registrable Securities (other than PBGC or its successor) shall be a Qualifying Holder.

               (h) "Registrable Securities" means (1) the Common Stock issued to the Settlement Trustee pursuant to the terms Def the Note Terms Agreement while held by a Qualifying Holder and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) above by way of exchange, stock split or stock dividend, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

               (i) "Registration Request" shall mean any written request by a Qualifying Holder or Qualifying Holders for registration of all or any part of such Qualifying Holder's or Holders' Registrable Securities pursuant to this Agreement, specifying the number of shares of Registrable Securities proposed to be included in such registration and the intended method of disposition thereof.

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               (j)   "Registration   Statement"   shall  mean  any  registration
          statement filed by the Company to effect a Registration of Registrable Securities in accordance herewith, including exhibits and financial statements thereto, in the form in which it shall become effective and, in the event of any amendment or supplement thereto after the effective date of such Registration Statement, shall also mean (from and after the effectiveness of such amendment or supplement) such Registration Statement as so amended or supplemented, including post-effective amendments and supplements, all exhibits and all materials incorporAted by reference in such Registration Statement.

               (k) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing with the Commission a Registration Statement in compliance with the Securities Act and this Agreement, and the declaration or ordering of the effectiveness of such Registration Statement.

               (l) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any successor to such Rule that may be promulgated by the Commission.

               (m) "Securities Act" shall mean the Securities Act if 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

               (n) "Shelf Registration" shall have the meaning ascribed to such term in Section 1.2(f) hereof.

     1.2 Demand Registration Rights.

               (a) Upon the delivery to the Company of a Registration Request, the Company shall, subject to the provisions hereof, use its best efforts to effect, as expeditiously as practicable, the Registration of the Registrable Securities specified in such Registration Request in accordance with the intended method of disposition stated therein. Such Qualifying Holder or Qualifying Holders shall send a copy of the Registration Request to each other Qualifying Holder concurrently with the giving of such notice to the Company. The Company shall prepare and file with the Commission a Registration Statement, on any form that the Company is eligible to use, such form to be selected by the Company, which form must be reasonably acceptable to the Qualifying Holder or Qualifying Holders requesting Registration, in Order to permit the public offering or the Registrable Securities being offered in accordance with the


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          intended  method  of  disposition  upon  the  effective  date  of  the
          Registration Statement relating to such Registrable Securities. The Company may elect to include in such Registration: (i) any other shares of Common Stock that the Company has been requested to register by the holders thereof, and (ii) all shares of Common Stock that the Company may elect to register for its own account, subject in either case to Section 1.2(b) hereof.

               (b) If a requested Registration pursuant to this Section 1.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Qualifying Holder) that in the good faith exercise of its reasonable business judgment, the number of shares of Common Stock requested to be included in such Registration (including Common Stock that is not Registrable Securities) exceeds the number that can be sold in such offering without materially and adversely affecting the successful marketing of the Registrable Securities of the Qualifying Holder or Qualifying Holders or the trading market in Common Stock, the Company will include in such Registration the lumber of shares that the Company is so advised can be sold in such Offering without such material adverse effect in the following priority: (i) first, Registrable Securities requested to be included in such Registration by the Qualifying Holder or Qualifying Holders that originally requested the Registration; (ii) second, Registrable Securities of other Qualifying Holders included in the Registration; and (iii) third, other Common Stock proposed To be included in such Registration, in accordance with the priorities, if any, then existing among the Company and the holders Def such other securities.

               (c) Registration rights under this Section 1.2 shall only be available to the Qualifying Holders for a Registration Statement that becomes effective subsequent to the expiration of six (6) months from and after the date hereof. No Registration Request pursuant to Section
          1.2 hereof may be submitted to the Company by any Qualifying Holder any earlier than forty-five (45) days prior to the expiration of six months (6) from nd after the date hereof.

               (d) The Qualifying Holders and Permitted Transferees shall be entitled to demand, in the aggregate, and the Company shall be obligated to effect, no more than a total of four Registrations pursuant to this Section 1.2 with no more than two such demand Registrations being made within any twelve-month period. The Company shall not be obliged to Register any Registrable Securities pursuant to this Section 1.2 unless there is requested to be included in such Registration at least 500,000 shares of Registrable Securities (adjusted to reflect any exchange, stock split or stock dividend, recapitalization, merger, consolidation or other reorganization or similar


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          transaction  or  occurrence),  except  that a  Qualifying  Holder  may request Registration of less than the amount set forth above in the event it is eliminating its entire remaining ownership of Registrable Securities. A registration of Registrable Securities will not count as a demand Registration pursuant to this Section 1.2 until it has become effective under the Securities Act; provided, however, that if after the Registration Statement has become effective, the offering of Registrable Securities pursuant to such Registration is interfered with by a stop order, injunction or other requirement of the Commission or other governmental agency or veered not resulting from the acts or omissions of any Qualifying Holder whose securities are so Registered and no Registrable Securities are actually sold thereunder, such registration will be Seemed not to have become effective and shall not count ar a demand Registration pursuant to this Section 1.2; provided, further, that 1 registration that does not become effective after the Company has substantially prepared and has filed or is in a position to file a Registration Statement with respect thereto solely by reason of the refusal to proceed by the Qualifying Holder or Qualifying Holders requesting Registration (other than any refusal to proceed based upon (i) the advice of its counsel that the Registration Statement, or the prospectus contained therein, contains an untrue statement Def a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission is not related to information provided pursuant to Section 1.4(a) hereof, (ii) the failure or inability of the Company to meet the conditions to closing specified in any underwriting agreement to which the Company and/or a Qualifying {older is a party and that was entered into in connection with such registration, or (iii) the number of shares of Registrable Securities that are to be sold being reduced pursuant to Section 1.2(b) to less than 500,000, as adjusted to reflect any exchange, stock split or stock dividend, recapitalization, merger, consolidation or other reorganization or similar transaction or occurrence) shall be deemed to have been effected by the Company pursuant to this Section 1.2.

               (e)  The  Company   shall  use  its  best  efforts  to  keep  any
          Registration Statement filed pursuant to this Section 1.2 effective for the period of distribution contemplated by such Registration Statement, which in no event need be later than (i) in the case of a Registration other then a Shelf Registration, the earlier to occur of
          (x) the date on which the Registrable Securities offered under such Registration Statement are sold or the offer thereof is discontinued by the Qualifying Holders requesting Registration thereunder, or (y) 180 days after the effective date of such Registration Statement and
          (ii) in the case Def a Shelf Registration, the earlier to occur of (x) the date on which the Registrable Securities offered under such Shelf


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          registration  are sold, or (y) two years after the  effective  date or such Shelf Registration.

               (f)  The  Company,  at  its  election,  may  cause  one  or  more
          Registration Statements under Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended From time to time, or any successor Rule that may be promulgated by the Commission (each a "Shelf Registration") to be filed covering the disposition by the Qualifying Holders of their Registrable Securities.

               (g) Notwithstanding the foregoing obligations or the Company to use its best efforts to cause the Registrable Securities to be Registered under the Securities Act, if the Company shall furnish to the Qualifying Holder or QuAlifying Holders requesting Registration a certificate signed by an officer of the Company stating that in the good faith judgment of the Company's Board of Directors or Executive Committee it would be materially detrimental to the Company or its shareholders for such a Registration Statement to be filed as expeditiously as possible and that it is therefore necessary to postpone the filing of such Registration Statement and, to the extent practicable, containing a statement of the reasons for such deferral and an estimate of the anticipated delay, the Company shall have the right, subject to the provisions of this Section 1.2(g), to postpone such filing for such period as may be necessary so as not to interfere with corporate transactions of the Company. Any such certificate must be furnished within five days after a Registration Request is given or, if later, as soon as reasonably possible after the determination forming the basis for such certificate is made by TWA. If as a result of any such postponement, the Company does not for a period of 180 days after the postponement effect a Registration of the Registrable Securities desired by a Qualifying Holder to be Registered pursuant to this Section 1.2, the Company will use its best reasonable efforts promptly to effect such Registration. The Company may not postpone a Registration in this manner more than once in any twelve (12) month period. If the Company shall postpone the filing of a Registration Statement pursuant to the foregoing for 45 days after the delivery of the above-referenced certificate, the Qualifying Holder requesting registration shall have the right to withdraw the Registration Request by giving written notice to the Company within fifteen days after such 45-day period and, in the event of such withdrawal, such Registration Request shall not be counted for purposes of the requests for Registration to which the Qualifying Holders are entitled pursuant to
          Section 1.2.

               (h) If a requested Registration pursuant to this Section 1.2 involves an underwritten offering, the Qualifying Solder or Qualifying Holders requesting Registration


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          shall have the right to select the  investment  banker and  manager or co-managers that will administer the offering (after consulting with the Company as to such selection and upon the written consent of the Company, which consent shall not be withheld unreasonably). The Company will promptly enter into an underwriting agreement reasonably acceptable to the Company and such Qualifying Holder or Qualifying Holders with such underwriters for such offering, such Agreement to contain such terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the affect and to the
          extent  provided  in  Section  1.6  hereof.   Each  Qualifying  Holder
          requesting   Registration  shall  be  a  party  to  such  underwriting
          agreement and may, at its option, require that any or 11 of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Qualifying Holder or Qualifying Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to any Obligations of such Qualifying Holder or Qualifying Holders; provided, however, that such Qualifying Holder or Qualifying Holders shall be required to agree to indemnify the Company and its officers and directors to the same extent as provided in Section 1.6(b) hereof.

     1.3 Incidental Registration Rights.

               (a) If at any time or times from and after the date hereof the Company shall determine, other than pursuant to Section 1.2, to register any of its Common Stock, whether or not for its own account other than (i) a registration on Form S-8 or any similar form which may be authorized in the future, or (ii) a registration relating to a transaction governed by Rule 145 promulgated under the Securities Act on Form S-4 or any similar form which may be authorized in the future, the Company shall:

                    (1) each such time promptly give lo the  Qualifying  Holders written notice of the proposed registration at Least 30 days prior to the filing of the proposed registration ;statement; and

                    (2}  Include  in each  such  registration  (and any  related qualification  under  blue  sky laws or  other  state  securities laws), and in any underwriting involved therein, all the Registrable Securities specified in a Registration Request or Requests made within 15 days after receipt of such written notice from the Company, by the applicable Qualifying Holder, subject to
               Section 1.3(c) hereof.



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               (b) If the  registration of which the Company gives notice is for a registered public offering involving an underwritten offering, the Company shall so advise the applicable QualifYing Holder as a part of the written notice given pursuant to Section 1.3(a)(1). In such event, the right of such Qualifying Holder to Registration of its Registrable Securities pursuant to this Section 1.3 shall be conditioned upon its
          participation   in  such   underwriting  and  the  inclusion  of  such
          Qualifying Holder's Registrable Securities requested to be included in the underwriting to the extent provided herein. If such Qualifying Holder desires to dispose of all or a portion of its Registrable Securities pursuant to such underwriting, it shall (together with the Company and the other stockholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form, reasonably acceptable to such Qualifying Holder (such agreement to contain such terms and provisions as are customarily contained in underwriting agreements of such nature,
          subject  to  Section   1.6(b)   hereof),   with  the   underwriter  or
          underwriters selected for such offering by the Company and, subject to the foregoing, agree to sell their Registrable Securities to the underwriter or underwriters selected for such underwriting by the Company, on the same terms and conditions as apply to the Company. If
          such  Qualifying   Holder   disapproves  of  the  terms  of  any  such
          underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded from such registration.

               (c) Notwithstanding any other provision of this Agreement, if a Registration pursuant to this Section 1.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Qualifying Holder participating in the offering) that in the good faith exercise of its reasonable business judgment, the number of shares of Common Stock which the Company, the applicable Qualifying Holder or Qualifying Holders and any other Persons request to be included in such Registration exceeds the number that can be sold in such offering without materially and adversely affecting the successful marketing of the Common Stock to be sold in such offering or the trading market in Common Stock, the Company will include in such registration: (i) in the event of a Registration initiated by the Company, the number of shares that the Company is so advised can be sold in such offering without such material adverse effect in the following priority: (x) first, all the Common Stock the Company proposes to sell for its own account (including any shares of Common Stock pursuant to an underwriter's exercise of an over-allotment option to be sold for the Company's account), and (y) second, the balance of Common Stock to be included in such Registration shall be allocated as follows: the number of such Registrable Securities requested to be included in such Registration by such


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          Qualifying  Holder or Qualifying  Holders pursuant to this Section 1.3 and the shares of Common Stock requested to be sold for the account of any other Persons shall be allocated pro rata among such Qualifying Holder or Qualifying Holders and all such requesting Persons on the basis of the relative number of shares of Registrable Securities and other shares of Common Stock that the Qualifying Holder or Qualifying Holders and each other Persons, respectively, have requested to be included in such Registration; and (ii) in the event of a Registration initiated by a Person other than the Company, tx) first, all the Common Stock such Person proposes to sell for its own account, and (y)
          second,   the  balance  of  Common   Stock  to  be  included  in  such
          Registration  (including  any Common  Stock the  Company  proposes  to
          register)   shall  be  allocated  as  follows:   the  number  of  such
          Registrable Securities requested to be included in such Registration by such Qualifying Holder or Qualifying Holders pursuant to this
          Section 1.3 and the shares of Common Stock requested to be sold for the account of the Company and any other Persons shall be allocated pro rata among such Qualifying Holder or Qualifying Holders, the Company and all such requesting Persons on the basis of the relative number of shares of Registrable Securities and other shares of Common Stock the Qualifying Holder Dr Qualifying Holders, the Company and each other Persons, respectively, have requested to be included in such Registration.

               (d) Notwithstanding anything in this Section 1.3 to the contrary, no Registration of Registrable Securities under this Section 1.3 shall relieve the Company of its obligations to effect demand Registrations in accordance with Section 1.2 hereof.

               (e) If, at any time after giving such  written  notice under this
          Section 1.3 of its intention to register any common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company may, at its election, give written notice of such determination to the Qualifying Holder or Qualifying Holders requesting Registration and thereupon shall be relieved of its obligation to Register any Registrable Securities in connection with such registration.

               (f)  The  Company   shall  use  its  best  efforts  to  keep  any
          Registration Statement filed pursuant to this Section 1.3 effective for the period of distribution contemplated by such Registration Statement, which in no event need be later than (i) in the case of a Registration other than a Shelf Registration, the earlier to occur of
          (x) the date on which the Registrable Securities offered under such Registration Statement are sold or the offer thereof is discontinued by the Qualifying Holders


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          requesting  Registration  thereunder,   or  (y)  180  days  after  the
          effective date of such Registration Statement and (ii) in the case of a Shelf Registration, the earlier to occur of (x) the date on which the Registrable Securities offered under such Shelf Registration are sold, or (y) two years after the effective date of such Shelf Registration.

               (g) If in the future the Company grants to any Person other than a Qualifying Holder rights to demand, or participate in, Registrations of Common Stock, the Company shall within five business days thereafter advise the PBGC and the Settlement Trustee of such registration rights.

     1.4 Covenants with Respect to Registration.

In furtherance of the Registration of the Registrable Securities pursuant to this Agreement:

               (a) Subject to the provisions or applicable law, each Qualifying Holder requesting Registration will promptly furnish the Company in writing such information regarding such Qualifying Holder, the plan of distribution of the Registrable Securities and such other matters as may be legally required in the Opinion of counsel to the Company (experienced in securities law matters and reasonably acceptable to such Qualifying Holder) in connection with such Registration or as the Company may reasonably request from time to time to comply with the requirements of applicable securities laws.

               All such information furnished by the applicable Qualifying Holder shall be signed by it, and shall be stated to be specifically for use in connection with the Registration. The Company shall provide such Qualifying Holder with a copy or draft of any Registration Statement or Prospectus which includes information provided by such Qualifying Holder prior to the filing of such Registration Statement or Prospectus, and shall provide sufficient time for such Qualifying Holder to comment on and modify, to the extent it deems necessary, such information. Such Qualifying Holder shall revise and comment on such information as soon as reasonably possible after it is received by it and in so doing shall use its best efforts to avoid delaying the effectiveness of any applicable Registration.

               (b) Subject to the other terms and provisions of this Agreement, the Company shall use its best efforts to cause any Registration Statement filed pursuant to this Agreement to become effective as soon as practicable after the filing thereof and shall deliver to each Qualifying Holder requesting Registration and any underwriter participating in such Registration evidence of such effectiveness, two
          (2) conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits other than those incorporated by reference therein) and such number of copies of the Prospectus as much Qualifying Holder and underwriter may reasonably request. In addition, the Company shall qualify or register, if necessary for resale by the Qualifying Holders, ln such states as may be reasonably requested by the applicable Qualifying Holder, all Registrable Securities as shall have been included in the Registration Statement and keep such Registration or qualification in effect for so long as the Registration Statement remains in effect; provided, however, that such request shall be given to the Company (i) prior to the effectiveness of any Registration Statement pursuant to
          Section 1.2, and (ii) a reasonable period prior to any proposed distribution under a Registration Statement filed pursuant to Section 1.3; and provided, further, that in no event shall the Company be obligated to qualify to do business as a foreign corporation in any state in which it is not so qualified as of the date of such request, or to take any action that would subject the Company to unlimited service of process or to general taxation in any state where it is not so subject as of the date of the request.

               (c) The Company shall use its best efforts to cause any Registration Statement and the Prospectus to remain current, including the filing of necessary amendments and supplements, and shall furnish copies of such amendments and supplements to the applicable Qualifying Holder and any underwriter participating in such registration, so as to permit distributions by such Qualifying Holder or underwriter, as the case may be, during the respective contemplated periods of distribution (as Limited by Sections 1.2 or 1.3, as the case may be).

               (d) The Company shall, as soon as practicable upon discovery, notify each Qualifying Holder requesting Registration, at any time when a Prospectus relating to such Qualifying Holder is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention as a result of which the Prospectus included in a Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which they were made. The Company will prepare and furnish to each such Qualifying Holder a supplement or amendment to such Prospectus so that, as thereafter delivered with such supplement or amendment to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that, in the event the Company shall give such notice in connection with any

          Registration pursuant to Section 1.2(a) hereof, the Company shall, to the extent reasonably requested by such Qualifying Holder, extend the period during which such Registration Statement shall be maintained effective as referred to in Section 1.2(e) by the number of days in the period from and including the date of the giving of such notice to the date when the Company shall make available to such Qualifying Holder a Prospectus supplemented or amended to conform with the requirements of this Section 1.4(d).

               (e) The Company shall on a confidential basis make available for inspection at any reasonable time by a representative of each Qualifying Holder requesting Registration, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Qualifying Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company and its subsidiaries, officers, directors and employees to supply on a confidential basis all information and respond to all inquiries reasonably requested by any such Inspectors in connection with such Registration Statement. Such inspection and due diligence efforts shall be coordinated by the Inspectors and the Company to minimize disruption and expense to the Company during the course of the Registration process.

               (f) Each Qualifying Holder requesting Registration shall report to counsel to the Company, either orally or telephonically and confirmed promptly in writing, any distribution made by such Qualifying Holder of its Registrable Securities pursuant to a Registration under this Agreement within ten (10) business days after such distribution has been completed and, at the time of such report, shall notify the Company of the number of Registrable Securities sold, the state or states in which the Registrable Securities were sold and the method of distribution.

               (g) ln connection with any Registration under this Agreement, upon notice by the Company to each Qualifying Holder requesting Registration, which may be given orally or telephonically and confirmed promptly in writing, that an event has occurred as a result of which a supplement or amendment to the Prospectus or the Registration Statement is required, each such Qualifying Holder shall cease further distributions of the Prospectus and all offers and sales of Registrable Securities until notified by the Company of the availability and filing of such supplement or the effectiveness of such amendment. The Company shall use its best efforts to distribute and file such

          Supplement or cause to be declared effective such amendment as soon as practicable. Each such Qualifying Holder shall distribute such Registrable Securities only in the manner that is in accordance with the manner of distribution contemplated by the Prospectus with respect to such Registrable Securities and only in compliance with applicable federal and state securities laws.

               (h) The Company shall use its best efforts to obtain and furnish each Qualifying Holder requesting Registration with a signed counterpart of a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters in registered secondary offerings.

               (i) The Company and each Qualifying Holder requesting Registration in any offering in which Registrable Securities of each such Qualifying Holder are being sold shall each deliver to the other, its counsel and each underwriter of any of the Registrable Securities to be distributed pursuant to the Prospectus, such certificates, agreements, opinions of counsel and other documents that are reasonably required from such party by applicable law or reasonably necessary for the sale of such Registrable Securities and that are customarily delivered in connection with underwritten public offerings.

               (j) In any offering or Registrable Securities hereunder each Qualifying Holder requesting Registration will reasonably cooperate with the Company and any underwriters for such Registrable Securities, and take all such other reasonable actions as are reasonably necessary or advisable to permit, expedite and facilitate the disposition of such Registrable Securities in the manner contemplated by the related Registration Statement, except in each case to the extent prohibited by federal law applicable to the PBGC.

               (k) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, after the effective date of such
          Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder by the Commission.

               (l) The company Will provide (if not theretofore provided) a CUSIP number for, and cause a competent transfer agent and registrar to be maintained for, all Registrable Securities covered by such Registration Statement from and after a late not later than the effective date of such Registration Statement.

               (m) The Company will use its best efforts to list the Registrable Securities covered by each Registration Statement on each securities exchange and/or inter-dealer quotation system on which the Company's Common Stock is then listed.

     1.5 Expenses of Registration.

     In connection with any Registration, including without limitation a Shelf Registration, a Registration pursuant to Section 1.2 of this Agreement or a Registration pursuant to Section 1.3 of this Agreement, the Company shall bear the following costs and expenses of Registration: (i) costs of preparing, printing and filing each Registration Statement and Prospectus and any supplement(s) or amendment(s) thereto, (ii) costs of furnishing to each Qualifying Holder requesting Registration two copies of the Registration Statement and such number of copies of the Prospectus as may be required by Sections 1.4(b) and (c) hereof to be so furnished, together with a like number of copies of each amendment thereof or supplement thereto, (iii) costs of performing its obligations under Section 1.4 hereof, (iv) costs of printing and issuing share certificates, including the transfer agent's and registrar's fees, in connection with the distribution so Registered, (v) fees of legal counsel of the Qualifying Holder(s) requesting Registration in an amount not to exceed $15,000 in the aggregate with respect to all Qualifying Holders, (vi) fees and expenses in connection with qualifications or registrations of the resale of the Registrable Securities under blue sky laws and other state securities laws,
(vii) expenses necessary to keep all filings effective and current, (viii) fees and expenses of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by -or incident to such performance and compliance),
(ix) the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration,- and (x) in the case of a Registration under Section 1.3 all reasonable underwriter's out-of-pocket expenses. The Company shall not be required to bear any cost or expense incurred by the applicable Qualifying Holder except as set forth above and such Qualifying Holder agrees to pay its pro rata portion of any underwriting discounts or commissions and transfer taxes applicable to its Registrable Securities and in the case of a Registration under Section 1.2, underwriting out-of-pocket expenses except that if a Registration Request is withdrawn pursuant to Section 1.2(g) then the Company shall promptly reimburse such Qualifying Holder for any such expenses incurred prior thereto. Notwithstanding anything to the contrary in this Agreement, if the Settlement Trustee as a Qualifying Holder incurs any costs, fees or expenses pursuant to the foregoing for which TWA is not responsible, such amount shall be paid out of the proceeds of the sale of Common Stock or otherwise out of any proceeds or funds held by the Settlement Trustee under the Settlement Trust Agreement or as may otherwise be agreed to by the Settlement Trustee and PBGC.

     1.6 Indemnification.

               (a) In connection with any Registration of Registrable Securities pursuant to this Agreement, the Company shall indemnify and hold harmless the Settlement Trustee, PBGC, each other Qualifying Holder Registering Registrable Securities, each of their officers, directors, employees, legal counsel and accountants, if applicable, each Person controlling the Settlement Trustee, PBGC or other Qualifying Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each underwriter, if any, for the Qualifying Holder requesting Registration, each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act, and their respective successors and assigns from and against any and all costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), claims, demands, losses, damages and liabilities (and actions and proceedings in respect thereof), including, but without limitation, any of the foregoing incurred in settlement of any litigation, investigation, discovery or other proceedings, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Securities are included, or Prospectus or other document incident thereto, or any document filed by the Company with the Commission Dr any securities exchange or inter-dealer quotation system, or any amendment or supplement thereof, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities laws applicable to the Company or any rule or regulation thereunder relating to action or inaction required of the Company in connection with any Registration, qualification or compliance required of the Company under this Agreement, and shall reimburse each Person indemnified pursuant to this Section 1.6(a) for reasonable legal, and any other Out-of-pocket expenses reasonably incurred in connection with investigating, defending and responding to discovery whether or not a party to litigation, investigation, discovery or proceedings or preparing or defending any such claim, demand, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such cost, claim, expense, loss, demand, damage, liability or expense arises out of Dr is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished by the Qualifying Holder requesting Registration or its counsel to the Company and stated to be specifically for use in the Registration Statement or the Prospectus pursuant to Section 1.4(a) of this Agreement.

               (b) A Qualifying Holder, by participating in any Registration pursuant to this Agreement, thereby agrees to indemnify and hold harmless the Company, its officers and directors, if applicable, each Person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and their respective successors against all costs, claims, expenses (including, without limitation, reasonable attorney's fees and expenses), losses, demands, damages and liabilities to third parties (and actions in respect thereof), including, without limitation, any of the foregoing incurred in the settlement of any litigation, investigation, or other proceeding, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus or other document incident thereto, or filed with the Commission or any securities exchange, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other Person indemnified pursuant to this Section 1.6(b) for reasonable legal and any other out-of-pocket expenses reasonably incurred in connection with investigating and defending any such cost, claim, expense, loss, demand, damage, liability or action, or responding to discovery whether or not a party to litigation, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the company by an instrument duly executed by or on behalf of such Qualifying Holder and stated to be specifically for use in the Registration Statement or in the
          Prospectus pursuant to Section 1.4(a) of this Agreement. Notwithstanding the foregoing, to the extent that PBGC is prohibited by federal law from indemnifying private parties, this Section 1.6(b) shall not be applicable to it, and further, if the Settlement Trustee participates in any Registration, its indemnification obligations pursuant to the foregoing shall only apply to the extent of its grossly negligent action or grossly negligent failure to act, or its own willful misconduct.

               (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought hereunder (provided that the failure of any Indemnified Party to give notice is provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or Litigation or results in any increased cost, expense or liability of the Indemnifying Party), and shall permit the Indemnifying Party to participate in and assume the defense of any such claim or any Litigation resulting therefrom provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed) and
          (ii) counsel for the Indemnified Party shall not have determined, in the reasonable judgment of such counsel, that a conflict of interest between the Indemnifying Party and the Indemnified Party nay exist. No Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement except with the prior written consent of each Indemnified Party.

               (d) If the indemnification provide for in this Section 1.6 is held by a final judgment of a court of competent jurisdiction, which is no longer subject to appeal, to be available to an Indemnified Party with respect to any cost, loss, Liability, demand, claim, damage, expense or action referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount unpaid Dr payable by such Indemnified Party as a result of such loss, cost, liability, claim, demand, damage, expense or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such cost, loss, liability, claim, demand, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Company also agrees to indemnify (or if indemnification is held by a final judgment of a court of competent jurisdiction, which is no longer subject to appeal, to be unavailable to contribute to the amount paid or payable by) any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification (or contribution) of the Qualifying Holders hereinabove provided.

               (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement to which the Company and the applicable
          Qualifying Holder are parties entered into in connection with any underwritten public offering contemplated hereby are in conflict with the foregoing provisions, the provisions in the underwriting agreement relating to indemnification and contribution obligations shall control.

     1.7 Holdback Agreements.

     If any Registration of Common Stock shall be made by means of an underwritten public offering (whether or not any Registrable Securities are registered thereby), the Qualifying Holders agree not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for Any equity security of the Company (in each case, other than as part of such underwritten public offering or with the permission of the managing underwriter) during the longer of (i) the 15 days prior to, and during the 120-day period beginning on, the effective date of such Registration Statement (except as part of such Registration), or (ii) such period as the officers, directors, affiliates or control persons of the Company are required by the underwriter to cease sales or distributions, provided that such Qualifying Holders have received written notice of such Registration at least 15 days prior to such effective date. Notwithstanding this Section 1.7, the Qualifying Holders shall only be subject to no more than two holdback periods pursuant to this Section 1.7 in any 12 month period relating to Registrations of Common Stock by the Company.

     1.8 No Registration Required.

     Notwithstanding anything to the contrary contained herein, in the event a proposed sale of Registrable Securities specified in a Registration Request pursuant to Section 1.2 hereof, or in a Registration Request pursuant to Section
1.3 hereof, may, in the written opinion of the Company's counsel (experienced in securities law matters and reasonably acceptable to the Qualifying Holder or Qualifying Holders making such Request), be effected under applicable securities laws without Registration, or without the limitations and restrictions of Rule 144, the company shall be under no obligation to register such securities.

          2. Rule 144; Legend.

               (a) The Company hereby covenants that at any time the Qualified

          Holders are permitted hereunder to sell Common Stock pursuant to Rule 144 it shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the commission thereunder and it shall take such further action as the Qualifying Holders may reasonably request all to the extent required from time to time to enable the Qualifying Holders to sell Registrable Securities as permitted by this Agreement without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Qualifying Holder at any time it is permitted hereunder to sell Common Stock pursuant to Rule 144, the Company shall deliver :o such Qualifying Holder a written statement as to whether it has complied with such requirements. In addition, the Company hereby agrees that for a period of eighteen months following the date on which a Registration Statement filed pursuant to Section 1.2 hereof ;hall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

               (b)  Each  Qualifying   Holder  agrees  that   substantially  the
          following legend shall be placed on the certificates representing any shares of Registrable Securities acquired by it:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT, AND A NOTE TERMS AGREEMENT, EACH DATED AS OF AUGUST 23, 1995, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY."

          ; provided that such legend shall be removed upon the Registration of such shares of Registrable Securities pursuant hereto.

               (c) Each Qualifying Holder hereby agrees that it shall not sell or otherwise transfer any Common Stock during the term of this Agreement pursuant to Rule 144 until the earlier to occur of (i) the date on which the number of Registrable Securities held by or for the benefit of the Qualifying Holders has been reduced to less than five percent of the total number of shares of Common Stock then outstanding, or (ii) the first anniversary of the late of this Agreement.

          3. Private Sales. There shall be no limit on the number of privately negotiated transactions permitted to be consummated by the Qualifying Holders except as provided in Sections 1.7 and

     2(c) hereof and except as provided in the Note Terms Agreement. No later than ten business days prior to the sale of Common Stock in a privately negotiated transaction, the Settlement Trustee shall give the Company written notice of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer, and the proposed transferee, and shall be accompanied by an opinion of counsel experienced in federal securities law matters and reasonably acceptable to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and applicable state Laws.

          4. Permitted Purchasers and Tender Offers. The Qualifying Holders may transfer Registrable Securities in any manner permitted hereunder and permitted under the Note Terms Agreement to any Person whether or not such Person is required to file with the Commission a Schedule 13D under the Exchange Act. Further, any Qualifying Holder may tender its Registrable Securities in any third party tender offer for all or any portion of the Common Stock of the Company.

          5. Assignability. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors. Nothing in this Agreement shall be construed to limit the transfer or assignment of the rights or obligations of the Company herein. The Qualified Holders may not transfer any of their rights or obligations hereunder without the prior written consent of the Company, except to a Permitted Transferee. No rights in any respect shall accrue to, or be transferred to, any subsequent holder of any shares of Common Stock held by a Qualified Holder, other than a Permitted Transferee .

          6. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its Common Stock or other equity securities which breaches or restricts the Company from performing its obligations under this Agreement, including without limitation its obligations under Section 1.3(a) hereof.

          7. Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the laws of the United States to the extent such laws preempt state law.

          8. Entire Agreement. This Agreement and the Note Terms Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement and the Note Terms Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          9. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

          10. Amendments. No modification, waiver or amendment or this Agreement shall be binding or enforceable unless set forth in a written document executed by all the parties hereto.

          11. Notices. All notices, demands, instructions or other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail or nationally recognized overnight courier service, postage prepaid, return receipt requested, or by Telex (answerback received), telefacsimile (which shall be immediately followed by mailing the original of such communication), TWX or prepaid telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be given for purposes of this Agreement (i) in the case of Telex or telefacsimile, on the date transmitted to the intended recipient thereof, (ii) in the case of express mail or nationally recognized overnight courier service, on the business day after the date sent by express mail or nationally recognized overnight courier service, or (iii) on the fifth day after sent by registered or certified mail. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the following parties at their respective addresses (or to their respective Telex or telefacsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below or at such other address as any party hereto may notify to the other parties hereto in accordance with the provisions of this Section.

                  To TWA:                   Trans World Airlines, Inc.
                                            One City Centre
                                            515 North 6th Street
                                            St. Louis, Missouri 63101
                                            Attention: General Counsel
                                            Telephone: (314) 589-3264
                                            Telefacsimile: (314) 589-3267

                  To PBGC:                  Pension Benefit Guaranty
                                              Corporation
                                            1200 K Street, N.W.
                                            Washington, D.C. 20005
                                            Attention: General Counsel
                                            Telephone: (202) 326-4020
                                            Telefacsimile: (202) 326-4112

         with a copy to:                    Pension Benefit Guaranty
                                              Corporation
                                            1200 K Street, N.W.
                                            Washington, D.C. 20005
                                            Attention: Director, CFND
                                            Telephone: (202) 326-4070
                                            Telefacsimile: (202) 842-2643

         To the Settlement                  American National Bank and Trust
         Trustee:                             Company of Chicago
                                            33 N. LaSalle Street
                                            Chicago, Illinois 60690
                                            Attention:  Corporate Trust
                                                           Department
                                            Telephone:  (312) 661-6952
                                            Telefacsimile:  (312) 661-6419

         To the Icahn                       Pichin Corp.
         Sponsor:                           c/o Icahn Holding Corporation
                                            One Wall Street
                                            New York, New York 10005
                                            Attention:  Richard T. Buonato
                                            Telephone:  (212) 635-5571
                                            Telefacsimile:  (212)

     or to such other address as the party to receive notice may from time to time designate by notice in accordance with the provisions of this Section 11 to the other parties.

          12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          13. Termination. This Agreement, including all rights and transfer restrictions set forth herein, shall terminate upon :he date on which the number of Registrable Securities held by the Qualifying Holders is less than two percent of the total outstanding shares of Common Stock of the Company.

          14. The Icahn Sponsor. If all of the "Plans" (as Settlement Agreement) are terminated pursuant to Section 11.1 of the Settlement Agreement and the proceeds received From the sale or distribution of the Registrable Securities are to be applied to reimburse the Icahn Sponsor under Section 11.2 or the Settlement Agreement, the Settlement Trustee and PBGC agree that from and after the date all of the Plans are terminated, and prior to the reimbursement of the Icahn Sponsor for its "Contribution Payments" as defined in Section 11.2 of the Settlement Agreement, the rights under this Agreement of the Settlement Trustee and the PBGC as a Qualifying Holder with respect to any Common Stock held by them at such time will be exercised under this Agreement only with the prior written consent and at the direction of the IcAhn Sponsor.

          15. Rights of the Settlement Trustee. Notwithstanding anything to the contrary in this Agreement, in executing, delivering and performing this Agreement, the Settlement Trustee shall be entitled to all of the privileges, rights and immunities afforded to the Settlement Trustee under the terms and provisions of the Settlement Trust Agreement.


                                          [Signatures on remaining pages]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement by their duly authorized officers as of the date of this Agreement.

                                  Trans World Airlines, Inc.


                                  By:_______________________________
                                           Title


                                  Pension Benefit Guaranty
                                    Corporation


                                  By:_______________________________
                                           Title


                                  American National Bank and Trust
                                  Company of Chicago, not personally
                                  but solely as Settlement Trustee


                                  By:_______________________________
                                           Title


                                  Pichin Corp.


                                  By:_______________________________
                                           Title

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement by their duly authorized officers as of the date of this Agreement.

                                 Trans World Airlines, Inc.


                                 By:_______________________________
                                          Title


                                 Pension Benefit Guaranty
                                   Corporation


                                 By:_______________________________
                                          Title


                                 American National Bank and Trust
                                 Company of Chicago, not personally
                                 but solely as Settlement Trustee


                                 By:_______________________________
                                          Title


                                 Pichin Corp.


                                 By:_______________________________
                                          Title
















                          [Signature Page of Registration Rights Agreement
                                      dated as of August 23, 1995]

                  IN  WITNESS   WHEREOF,   the  parties   have   executed   this
Registration Rights Agreement by their duly authorized officers as of the date of this Agreement.
                                             Trans World Airlines, Inc.


                                         By:_______________________________
                                                         Title


                                                 Pension Benefit Guaranty
                                                       Corporation


                                          By:_______________________________
                                                         Title


                                            American National Bank and Trust
                                            Company of Chicago, not personally
                                            but solely as Settlement Trustee


                                           By:_______________________________
                                                         Title


                                                     Pichin Corp.


                                           By:_______________________________
                                                         Title